                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Form S-3 Registration Statement of our McLeodUSA Incorporated reports dated January 27, 1999 (except with respect to the matter discussed in Note 16, as to which the date is March 5, 1999) and to all references to our Firm included in or made a part of this Registration Statement.

/s/ Arthur Andersen LLP

Chicago, Illinois
July 20, 1999